UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
July 22, 2005

INTER-TEL, INCORPORATED
(Exact name of registrant as specified in its charter)

Arizona	0-10211	86-0220994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1615 S. 52nd Street
Tempe, AZ 85281
(Address of principal executive offices, including zip code)
(480) 449-8900
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.02. Results of Operations and Financial Condition.
Use of Non-GAAP Financial Information
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
     On July 22, 2005, Mr. Steven G. Mihaylo resigned his position as Chairman of the Board of Directors of Inter-Tel, Incorporated (“Inter-Tel” or the “Company”). Mr. Mihaylo continues to serve as Chief Executive Officer of the Company and as a member of its Board of Directors (the “Board”). The Board selected Mr. Alex Cappello to succeed Mr. Mihaylo as Chairman of the Board. Mr. Cappello currently serves as a member of the Board and was elected to the Board by the Company’s stockholders at Inter-Tel’s annual meeting of stockholders held April 26, 2005.
     In connection with the designation of Mr. Cappello as Chairman of the Board, the Company amended its director compensation policy. A copy of the Company’s complete revised director compensation schedule is attached hereto as Exhibit 10.1. In keeping with the revised compensation schedule, in addition to compensation for his other service on the Board and committees, Mr. Cappello will receive a quarterly stipend of $10,500 beginning at the October 2005 board meeting for his service as Chairman of the Board.
Item 2.02. Results of Operations and Financial Condition.
     The following information is being furnished pursuant to Item 2.02 of Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
     On July 25, 2005, Inter-Tel, Incorporated (the “Company”) issued a press release announcing financial results for the second quarter ended June 30, 2005 and comparing such results with the results for the second fiscal quarter ended June 30, 2004.
Use of Non-GAAP Financial Information
     Acquisition of Ireland subsidiaries (“Lake acquisition”) and write-off of In-Process Research and Development costs. The 2005 six months ended June 30, 2005 operating income included a write-off of in process research and development (“IPRD”) costs of $2.6 million, which reduced net income by $2.6 million, or $0.09 per diluted share after tax. This write-off reflected the IPRD costs associated with the Company’s Lake acquisition in March 2005. The IPRD write-off is not deductible for income tax purposes. Also provided are operating results of our acquired Lake operations for the second quarter and six months ended June 30, 2005. These non-GAAP condensed consolidated statements of operations are provided to enhance overall understanding of our current financial performance and how we view our operating results. The presentation of this non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP and is not necessarily comparable to non-GAAP results published by other companies.
     A copy of the press release is hereby furnished as Exhibit 99.1 and is incorporated herein by reference.
Item 8.01. Other Events
     On July 22, 2005, Mr. Steven G. Mihaylo resigned as Chairman of the Board. Mr. Alexander Cappello succeeded Mr. Mihaylo as Chairman of the Board. Mr. Mihaylo retained his positions as Chief Executive Officer of the Company and as a member of the Board. Further details are set forth in Item 1.01 above.
Item 9.01. Financial Statements and Exhibits
(c)	Exhibits.

Exhibit No.	Description
10.1	Director Compensation Schedule
99.1	Press Release, dated July 25, 2005, entitled “Inter-Tel Announces 2005 Second Quarter Results.”

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inter-Tel, Incorporated
By:	/s/ Kurt R. Kneip
Kurt R. Kneip
Chief Financial Officer

Date: July 25, 2005

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Director Compensation Schedule
99.1	Press Release, dated July 25, 2005, entitled “Inter-Tel Announces 2005 Second Quarter Results.”

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